EXHIBIT 16.4

                      BYLAWS OF SANTA BARBARA BANK & TRUST

                            CERTIFICATE OF RESOLUTION

                           SANTA BARBARA BANK & TRUST

                            Santa Barbara, California

                         AMENDMENT NUMBER FIVE TO BYLAWS

         This is to certify that I am the duly elected, qualified and acting Secretary of the above-named Corporation and that by resolution of the Board of Directors of the Corporation duly adopted at the meeting held on June 23, 1998,
Section 3.2.1 of the Bylaws of the Corporation was amended as follows:

         AUTHORIZED NUMBER. The number of directors who may be authorized to serve on the Board of Directors of the Corporation shall be no less than seven (7) nor more than thirteen (13). Until a different number within the foregoing limits is specified in an amendment to this Section 3.2.1 duly adopted by the Board of Directors or the shareholders, the exact number of authorized directors shall be thirteen (13).

I hereby certify that the foregoing resolution now stands on record on the books of said Corporation, and has not been modified, repealed or set aside in any manner, and is now in full force and effect.

Dated at Santa Barbara, California



JULY 21, 1998                                /S/
--------------------------                   -----------------------------------
                                             Jay Donald Smith
                                             Secretary

                            CERTIFICATE OF RESOLUTION

                           SANTA BARBARA BANK & TRUST

                            Santa Barbara, California

                         AMENDMENT NUMBER FOUR TO BYLAWS

         This is to certify that I am the duly elected, qualified and acting Secretary of the above-named Corporation and that by resolution of the Board of Directors of the Corporation duly adopted at the meeting held on April 22, 1998,
Section 3.2.1 of the Bylaws of the Corporation was amended as follows:

         AUTHORIZED NUMBER. The number of directors who may be authorized to serve on the Board of Directors of the Corporation shall be no less than seven (7) nor more than thirteen (13). Until a different number within the foregoing limits is specified in an amendment to this Section 3.2.1 duly adopted by the Board of Directors or the shareholders, the exact number of authorized directors shall be eleven (11).

I hereby certify that the foregoing resolution now stands on record on the books of said Corporation, and has not been modified, repealed or set aside in any manner, and is now in full force and effect.

Dated at Santa Barbara, California

APRIL 22, 1998                               /S/
------------------------------               -----------------------------------
                                             Jay Donald Smith
                                             Secretary

                            CERTIFICATE OF RESOLUTION

                           SANTA BARBARA BANK & TRUST

                            Santa Barbara, California

                        AMENDMENT NUMBER THREE TO BYLAWS

         This is to certify that I am the duly elected, qualified and acting Secretary of the above-named Corporation and that by resolution of the Board of Directors of the Corporation duly adopted at the meeting held on May 20, 1997,
Section 3.2.1 of the Bylaws of the Corporation was amended as follows:

         AUTHORIZED NUMBER. The number of directors who may be authorized to serve on the Board of Directors of the Corporation shall be no less than seven (7) nor more than thirteen (13). Until a different number within the foregoing limits is specified in an amendment to this Section 3.2.1 duly adopted by the Board of Directors or the shareholders, the exact number of authorized directors shall be ten (10).

I hereby certify that the foregoing resolution now stands on record on the books 9of said Corporation, and has not been modified, repealed or set aside in any manner, and is now in full force and effect.

Dated at Santa Barbara, California

 MAY 21, 1997                                /S/
-------------------------------              -----------------------------------
                                             Jay Donald Smith
                                             Secretary

                            CERTIFICATE OF RESOLUTION

                           SANTA BARBARA BANK & TRUST

                            Santa Barbara, California

                         AMENDMENT NUMBER TWO TO BYLAWS

         This is to certify that I am the duly elected, qualified and acting Secretary of the above-named Corporation and that by resolution of the Board of Directors of the Corporation duly adopted at the meeting held on December 19, 1995, Section 3.2.1 of the Bylaws of the Corporation was amended as follows:

         AUTHORIZED NUMBER. The number of directors who may be authorized to serve on the Board of Directors of the Corporation shall be no less than seven (7) nor more than thirteen (13). Until a different number within the foregoing limits is specified in an amendment to this Section 3.2.1 duly adopted by the Board of Directors or the shareholders, the exact number of authorized directors shall be nine (9).

I hereby certify that the foregoing resolution now stands on record on the books of said Corporation, and has not been modified, repealed or set aside in any manner, and is now in full force and effect.

Dated at Santa Barbara, California

  JANUARY 18, 1996                           /S/
----------------------------                 ----------------------------------
                                             Jay Donald Smith
                                             Secretary

                            CERTIFICATE OF RESOLUTION

                           SANTA BARBARA BANK & TRUST

                            SANTA BARBARA, CALIFORNIA

                         AMENDMENT NUMBER ONE TO BYLAWS

This is to certify that I am the duly elected, qualified and acting Secretary of the above-named Corporation and that by resolution of the Board of Directors of the Corporation duly adopted at the meeting held on October 24, 1995, Section
2.10 of the Bylaws of the Corporation was amended to read in its entirety as follows:

         2.10     SHAREHOLDER ACTION WITHOUT A MEETING.

                  2.10.1. WRITTEN CONSENTS. Unless otherwise provided in the Articles of Incorporation, any action which may be taken at any annual or special meeting of the shareholders, other than the election of directors, may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote thereon were present and voted.

                  2.10.2 NOTICE OF WRITTEN CONSENT. Unless the consents of all shareholders entitled to vote have been solicited in writing, prompt notice of any corporate action approved by shareholders without a meeting by less than unanimous written consent shall be given, in accordance with Section 601(b) of the California General Corporation Law, to those shareholders entitled to vote who have not consented in writing. Such notice must be given at least ten (10) days before the consummation of any action authorized by such approval if the action involves (i) a contract or other transaction with an interested director, governed by Section 310 of the California General Corporation Law, (ii) the indemnification of any present or former agent of the Corporation within the meaning of Section 317 of the California General Corporation Law, (iii) any reorganization within the meaning of the California General Corporation Law, or
(iv) a plan of distribution in dissolution other than in accordance with the rights of any outstanding preferred shares as provided in California General Corporation Law Section 2007.

                  2.10.3 ELECTION OF DIRECTORS BY WRITTEN CONSENT. A director may be elected at any time to fill a vacancy (other than a vacancy resulting from the removal of a director) not filled by the Board by the written consent of persons holding a majority of the outstanding shares entitled to vote for the election of directors, and any required notice of any such election shall promptly be given as provided in Section 2.10.2, above. Directors may not otherwise be elected without a meeting unless a consent in writing, setting forth the action so taken, is signed by all of the persons who would be entitled to vote for the election of directors.


2.10.4 SOLICITATION OF CONSENTS. In order that the shareholders shall have an opportunity to receive and consider the information germane to their making an informed judgment as to whether to give a written consent, no corporate action to be taken by written consent shall be effective until the later of (a) twenty (20) days after the date of the commencement of a solicitation (as such term is defined in Rule 14a-1 promulgated under the Securities Exchange Act of 1934, as amended) of consents and (b) such date as may be specified in the proxy statement or information statement furnished in connection with the solicitation; provided that the foregoing shall not apply to any corporate action to be taken by written consent pursuant to solicitation of not more than ten (10) persons. For purposes of this Section 2.10, a consent solicitation shall be deemed to have commenced when a proxy statement or information statement containing the information required by law is first furnished to the shareholders.

                  2.10.5 DURATION OF CONSENTS. Consents to corporate action (a) shall be effective only on delivery to the Corporation of the original or a certified copy of the consent and (b) shall be valid for a maximum of sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in this Section 2.10.

                  2.10.6 REVOCATION OF CONSENTS. Consents may be revoked at any time prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation. Consents may be revoked by written notice delivered to any of (a) the Corporation, (b) the shareholder or shareholders soliciting consents or soliciting revocations in opposition to action by consent proposed by the Corporation (the "Soliciting Shareholders"), or (c) a proxy solicitor or other agent designated by the Corporation or the Soliciting Shareholders. A revocation of a consent shall be effective upon receipt by the applicable person.

                  2.10.7 INSPECTORS OF ELECTION. Within three (3) business days after the delivery of any consents to the Corporation or the determination by the Board of Directors that the Corporation should seek corporate action by written consent, as the case may be, the Secretary shall engage independent inspectors of elections (the "Inspectors") for the purpose of performing a ministerial review of the validity of the consents and revocations. The cost of retaining inspectors of election shall be borne by the Corporation.

                  2.10.8 PROCEDURES FOR COUNTING. Consents and revocations shall be delivered to the Inspectors upon receipt by the Corporation, the Soliciting Shareholders or their proxy solicitors or other designated agents. As soon as consents and revocations are received, the Inspectors shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents. The Inspectors shall keep such count confidential and shall not reveal the count to the Corporation, the Soliciting Shareholder or their representatives or any other entity except in connection with the Preliminary Report or the Final Report. As soon as practicable after the earlier of (a) sixty (60) days after the date of the earliest dated consent delivered to the Corporation or (b) a written request therefor by the Corporation or the Soliciting Shareholders (whichever is soliciting consents) (which request may be made no earlier than twenty (20) days after the commencement of the applicable solicitation - of consents, except in the case of corporate action by written consent taken pursuant to solicitations of not more than ten (10) persons), notice of which request shall be given to the party opposing the solicitation of consents, if any, the Inspectors shall issue a preliminary report (the "Preliminary Report") to the Corporation and the Soliciting Shareholders stating: (i) the number of valid consents; (ii) the number of valid revocations; (iii) the number of valid and unrevoked consents;
(iv) the number of invalid consents; (v) the number of invalid revocations;  and
(vii) whether, based on their preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents. Any request delivered by the Corporation or the Soliciting Shareholders under this Section shall state that the requesting party has a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified in the consents has been received in accordance with these ByLaws.

                  2.10.9 INSPECTORS' FINAL REPORT. Unless the Corporation and the soliciting Shareholders shall agree to a shorter or longer period, the Corporation and the soliciting Shareholders shall have forty-eight (48) hours after the Inspectors' delivery of the Preliminary Report to review the Preliminary Report and copies of the consents and revocations and to advise the Inspectors and the opposing party in writing as to whether they intend to challenge the Preliminary Report of the Inspectors. If no written notice of an intention to challenge the Preliminary Report is received within such 48-hour period, the Inspectors shall issue to the Corporation and the Soliciting Shareholders their final report (the "Final Report") containing the information from the Inspectors' determination with respect to whether the requisite number of valid and unrevoked consents was obtained to authorize and take the action specified in the consents. If the Corporation or the Soliciting Shareholders issue written notice of an intention to challenge the Inspectors' Preliminary Report within such 48-hour period, a challenge session shall be scheduled by the Inspectors as promptly as practicable. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, the Inspectors shall as promptly as practicable issue their Final Report to the Soliciting Shareholders and the Corporation. The Final Report shall contain the information included in the Preliminary Report, plus all changes, if any, in the vote total as a result of the challenge and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or take the action specified in the consents. A copy of the Final Report of the Inspectors shall be included in the Corporation's records in which the proceedings of meetings of shareholders are maintained.

                  2.10.10 FURTHER REVIEW. If the Inspectors state in the Final Report that the requisite number of valid and unrevoked consents was not obtained to authorize or take the action specified in the consents, the party soliciting the consents thereafter may make one additional request in accordance with the provisions of Section 2.10.8 hereof that the Inspectors again review the consents and revocations and issue a further Preliminary Report and Final Report.

                  2.10.11 NOTICE TO SHAREHOLDERS. The Corporation shall give prompt notice to the shareholders of the results of any consent solicitation or the taking of the corporate action without a meeting and by less than unanimous written consent.

                  2.10.12 CONTENT OF CONSENTS-DELIVERY OF CONSENTS. Each written consent shall bear the date of signature of each shareholder who signs the consent and a clear statement of the name of the shareholder who signs the consent. Consents and revocations of consent shall be delivered to the Corporation or any other person by hand or by certified or registered mail, return receipt requested. Subject to the provisions of Section 2.10.4 hereof, consents and revocations of consent shall be effective upon receipt. Other notices and requests delivered under this Section 2.10 may be delivered personally, by facsimile or other form of electronic transmission that provides for confirmation of receipt, or by certified or registered United States mail, return receipt requested, and, if properly addressed, shall be deemed delivered
(a) on the date of delivery, if delivery was made personally or by transmission by facsimile or other form of electronic transmission, or (b) on the fifty (5th) business day after the date on which deposited with the United States Postal Service.

                  2.10.13 SEVERABILITY.  Each term and provision of this Section
2.10 shall be valid and enforceable to the fullest extent permitted by law. If independent counsel to the Corporation delivers to the Corporation a written opinion stating, or a court of competent jurisdiction determines, that this
Section 2.10, or any portion thereof, or the application thereof to any person or circumstance is illegal or unenforceable with respect to any corporate action to be taken by written consent for which a consent has been delivered to the Corporation, then this Section 2.10, or such portion thereof, as the case may be, shall after the date of such delivery of such opinion or such determination be null and void in total or with respect to such person or circumstance, as the case may be, with the remainder of this Section 2.10 or the application thereof to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

         Furthermore, Section 2.11 was added to the Bylaws of the Corporation to read as follows:

         2.11     SHAREHOLDER PROPOSALS.

                  2.11.1 CONSIDERATION OF PROPOSALS. At any annual or special meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. The provisions of this Section 2.11 shall control the determination of whether a proposal by any shareholder, in his or her capacity as a shareholder, for action by the shareholders of the Corporation has been properly brought before the meeting. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of shareholders except in accordance with the procedures of this Section 2.11.

                  2.11.2 SUBMISSION OF PROPOSAL. To be properly brought before an annual meeting of shareholders or any special meeting of shareholders noticed or called other than on behalf of the proposing shareholder, any proposal for action by the shareholders submitted by a shareholder of the Corporation shall be made in writing and shall be delivered or mailed to the Secretary of the Corporation at its principal place of business not less than thirty (30) days nor more than sixty (60) days prior to scheduled date of the meeting; provided that if less than twenty-one (21) days' notice of the meeting is given to the shareholders, such proposal shall be mailed or delivered to the Secretary of the Corporation not later than the close of business on the fourteenth (14th) day following the day on which notice of the meeting was mailed to the shareholders. To be properly brought before any special meeting of shareholders noticed and called on behalf of the proposing shareholder, all proposals for action submitted by such requesting shareholders shall be made in writing and shall be delivered or mailed to the Secretary of the Corporation at its principal place of business simultaneously with such shareholder(s) submission of their request for the meeting. Notwithstanding the forgoing, any shareholder may submit for consideration at a meeting any proposal which is directly related to a matter which is specifically identified in the written notice of a meeting as a matter on which action by the shareholders will be accepted at the meeting.

                  2.11.3 CONTENT OF SUBMISSION. A shareholder's notice to the Secretary of the Corporation requesting that a proposal for action be submitted for consideration at any meeting of shareholders shall set forth as to the matter which the shareholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address, as they appear on the Corporation's books of the shareholder proposing such business; (c) the class and number of shares of stock of the Corporation owned by the shareholder beneficially and of record; (d) any material interest of the shareholder in the business proposed to be brought before the meeting; and (e) any other information that is required by law to be provided by the shareholder in the shareholder's capacity as a proponent of a shareholder proposal.

                  2.11.4 NUMBER OF PROPOSALS. No shareholder, other than the shareholder(s) on whose behalf the meeting is noticed and called, may submit more than one (1) proposal for consideration at any one (1) meeting of the shareholders of the Corporation.

                  2.11.5 FEDERAL RULES. Nothing in this Section shall be deemed to limit or waive the application of, or the need for any shareholder to comply with, any of the provisions of Section 14 of the Securities Exchange Act of 1934 and the Rules promulgated thereunder applicable to the inclusion of any shareholder proposal in any proxy statement or form of proxy used by the Corporation in connection with any meeting of shareholders.

                  2.11.6 CHAIRPERSON'S STATEMENT. The Chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section and, if the Chairperson so determines, shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         I hereby certify that the foregoing resolution now stands on record on the books of said Corporation, and has not been modified, repealed or set aside in any manner, and is now in full force and effect.

Dated at Santa Barbara, California

NOVEMBER 7, 1995                         /S/
------------------------------           ---------------------------------------
                                         Jay Donald Smith
                                         Secretary

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                           SANTA BARBARA BANK & TRUST

                                TABLE OF CONTENTS

SECTION                                                                   PAGE

1.  NAME; EXECUTIVE OFFICES................................................  1
    1.1       Name of Corporation..........................................  1
    1.2       Principal Office.............................................  1
    1.3       Additional or New Offices....................................  1

2.  MEETINGS OF THE SHAREHOLDERS...........................................  1
    2.1       Place of Meeting.............................................  1
    2.2       Annual Meetings..............................................  1
    2.3       Special Meetings.............................................  1
    2.4       Notice of Meetings...........................................  2
    2.5       Quorum Requirements..........................................  4
    2.6       Adjourned Meetings...........................................  4
    2.7       Voting Rights; Cumulative Voting.............................  4
    2.8       Voting by Proxy..............................................  5
    2.9       Inspectors of Election.......................................  5
    2.10      Shareholder Action Without a Meeting.........................  5

3.  DIRECTORS OF THE CORPORATION...........................................  6
    3.1       Powers of Directors..........................................  6
    3.2       Number and Qualification of Directors........................  7
    3.3       Election of Directors; Term..................................  7
    3.4       Resignation and Removal of Directors.........................  7
    3.5       Vacancies on Board of Directors..............................  8
    3.6       Nomination of Directors......................................  8
    3.7       Meetings of the Board of Directors...........................  9
    3.8       Director Action Without a Meeting............................ 12
    3.9       Committees of Directors...................................... 12

4.  OFFICERS OF THE CORPORATION............................................ 13
    4.1       Principal Officers........................................... 13
    4.2       Election Qualification and Tenure............................ 14
    4.3       Subordinate Officers......................................... 14
    4.4       Resignation and Removal of Officers.......................... 14
    4.5       Vacancies in Offices......................................... 15
    4.6       Responsibilities of Officers................................. 15

5.  COMPENSATION; INDEMNIFICATION; FIDELITY BOND........................... 17
    5.1       Directors' Fees and Expenses................................. 17
    5.2       Compensation of Officers..................................... 17
    5.3       Indemnification of Agents.................................... 17

6.  CORPORATE RECORDS AND REPORTS.......................................... 18
    6.1       Corporate Records............................................ 18
    6.2       Inspection of Books and Records.............................. 19
    6.3       Annual Report to Shareholders................................ 19
    6.4       Financial Statements......................................... 19

SECTION                                                                    PAGE


    6.5       Audit........................................................ 20

7.  EMERGENCY PREPAREDNESS................................................. 20
    7.1       Emergency Procedures......................................... 20
    7.2       Power of Board to Delegate Authority......................... 22
    7.3       Emergency Office Locations................................... 22

8.  CERTIFICATES AND TRANSFER OF SHARES.................................... 23
    8.1       Certificates for Shares...................................... 23
    8.2       Transfer of Shares on Books.................................. 23
    8.3       Lost or Destroyed Certificates............................... 23
    8.4       Transfer Agent and Registrars................................ 24

9.  GENERAL CORPORATE AND MISCELLANEOUS MATTERS............................ 24
    9.1       Corporate Seal............................................... 24
    9.2       Record Date.................................................. 24
    9.3       Voting of Shares in Other Corporations....................... 24
    9.4       Definitions and Interpretation............................... 24
    9.5       Banking Hours................................................ 24
    9.6       Execution of Instruments..................................... 25
    9.7       Trust Records................................................ 25

10. AMENDMENT TO BYLAWS.................................................... 25
    10.1      Amendments By Shareholders................................... 25
    10.2      Amendment By Directors....................................... 25
    10.3      Record of Amendments......................................... 25
    10.4      Filing of Amendments......................................... 26

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                           SANTA BARBARA BANK & TRUST

1.       NAME; EXECUTIVE OFFICES

         1.1 NAME OF CORPORATION. The name of this Corporation is SANTA BARBARA BANK & TRUST.

         1.2 PRINCIPAL OFFICE. The Board of Directors shall designate the location of the principal executive office of the Corporation, which may be at any place within or without the State of California. If the principal executive office is located outside of California, and if the Corporation has one or more business offices in California, then the Board of Directors shall designate a principal business office in the State of California.

         1.3 ADDITIONAL OR NEW OFFICES. The Board of Directors may establish such branch or subordinate offices, or may relocate the Corporation's principal office, from time to time, at or to such locations as it determines to be appropriate.

2.       MEETINGS OF THE SHAREHOLDERS

         2.1 PLACE OF MEETING. All meetings of the shareholders of this Corporation shall be held at such place within or without the State as may be designated from time to time by the Board of Directors.

         2.2 ANNUAL MEETINGS. The annual meeting of the shareholders shall be held each year on the Tuesday following the fourth (4th) Monday of April, at 3:30 P.M., unless another date or time is fixed by resolution of the Board of Directors. However, if this day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At each annual meeting the shareholders shall elect at Board of Directors, consider reports of the affairs of the Corporation, and transact such other business as may properly be brought before the meeting.

         2.3   SPECIAL MEETINGS.

               2.3.1 AUTHORIZATION TO CALL SPECIAL MEETINGS. The Chairperson of the Board, the President, the Board of Directors, any two or more members of the Board, or one or more shareholders holding not less than ten percent (10%) of the voting power of the Corporation, may call special meetings of the shareholders at any time for the purpose of taking any action permitted to be taken by the shareholders under the California General Corporation Law and the Articles of Incorporation.

               2.3.2 PROCEDURE FOR CALLING SPECIAL MEETINGS. If a special meeting is called by any person other than the Board of Directors, the request for the special meeting, specifying the general nature of the business proposed to be transacted, shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the President, the Chairperson of the Board, any Vice-President or the Secretary of the Corpora tion. The officer receiving the request shall promptly cause notice of the meeting to be given in the manner provided by Section 2.4 of these Bylaws to the shareholders entitled to vote at the meeting. Any special meeting called for pursuant to this Section
2.3 shall be held not less than thirty-five (35) nor more than sixty (60) days following receipt of the request for the special meeting. If notice of the special meeting is not given to shareholders within twenty (20) days after the receipt of a request, the person(s) calling the meeting may give notice thereof in the manner provided by these Bylaws or apply to the California Superior Court as provided in Section 305(c) of the California General Corporation Law.

         2.4   NOTICE OF MEETINGS.

               2.4.1 TIME OF NOTICE. Notice of meetings, annual or special, shall be given in writing to each shareholder entitled to vote at such meeting by the Secretary or an Assistant Secretary, or if there be no such officers, by the Chairperson of the Board or the President, or in the case of neglect or refusal, by any person entitled to call a meeting, not less than ten (10) days (or, if sent by third class mail, thirty (30) days) nor more than sixty (60) days before the date of the meeting.

               2.4.2 PROCEDURE FOR GIVING NOTICE. Written notice of the meeting shall be given either personally or by first class mail (or third class mail if the Corporation has shares held of record by 500 or more persons as of the record date for the meeting) or telegraphic or other means of written communication, charges prepaid, addressed to the shareholder at the address of the shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. If no such address for notice appears on the Corporation's books or has not been given, notice shall be deemed to have been given if sent to the shareholder in care of the Corporation's principal executive office or if published at least once in a newspaper of general circulation in the county in which the principal executive office of the Corporation is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice in accordance with the above provisions, executed by the Secretary, Assistant Secretary or any transfer agent, shall be prima facie evidence of the giving of the notice. The giving of notice as provided by these Bylaws may be omitted only to the extent and in the manner expressly permitted by the California General Corporation Law.

               2.4.3 CONTENTS OF NOTICE. Notice of any meeting of shareholders shall specify:

                   A. The place, the date and the hour of the meeting;

                   B. Those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders;

                   C. If directors are to be elected, the names of nominees whom, at the time of the notice, management intends to present for election;

                   D. The general nature of any business to be transacted at a special meeting and that no other business shall be transacted;

                   E. The general nature of business to be transacted at any meeting, whether regular, annual or special, if such business relates to any proposal to take action with respect to the approval of (i) a contract or other transaction with an interested director, governed by Section 310 of the California General Corporation Law, (ii) an amendment of the Articles of Incorpora tion, (iii) the reorganization of the Corporation within the meaning of the California General Corporation Law, (iv) the voluntary dissolution of the Corporation, or (v) a plan of distribution in dissolution other than in accordance with the rights of any outstanding preferred shares as provided in California General Corporation Law Section 2007; and

                   F. Such other matters, if any, as may be expressly required by the California General Corporation Law.

               2.4.4 WAIVER OF NOTICE OF MEETINGS. The transactions of any meeting of shareholders, however called and noticed, shall be as valid as action taken at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, but who are not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. A waiver of notice or a consent to the holding of any meeting of shareholders need not specify the business transacted at or the purpose of any regular or special meeting, other than any proposal approved or to be approved at such meeting, the general nature of which was required by paragraph E. of Section 2.4.3 of these Bylaws to be stated in the notice thereof.

         2.5 QUORUM REQUIREMENTS. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall be required for, and shall constitute a quorum at, all meetings of the shareholders for the transaction of business. The shareholders present at a duly called or held meeting at which at quorum is present may continue to do business until adjournment, notwith standing the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

         2.6 ADJOURNED MEETINGS.

             2.6.1 LACK OF QUORUM. If a quorum is not present or represented at any meeting of the shareholders, the meeting may be adjourned by a majority vote of the shares entitled to vote who are present, either in person or by proxy, until such time as the requisite number of voting shares constituting a quorum is be present.

             2.6.2 NOTICE OF ADJOURNED MEETING. When a meeting is adjourned for more than forty-five (45) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with the provisions of Section 2.4 of these Bylaws. Except as provided in this Section 2.6.2, it shall not be necessary to give any notice of the adjourned meeting, other than by announcement of the time and place thereof at the meeting, other than by announcement of the time and place thereof at the meeting at which the adjournment is taken, and the Corporation may transact at the adjourned meeting any business which might have been transacted at the original meeting.

         2.7 VOTING RIGHTS; CUMULATIVE VOTING.

             2.7.1 GENERAL VOTING RIGHTS. Subject to the provisions of Section 702 through 706, inclusive, of the California General Corporation Law, only persons in whose names shares entitled to vote stand on the stock records of the Corporation on the record date shall be entitled to vote at meetings of the shareholders. Except as provided in Section 2.7.3, below, every shareholder entitled to vote shall be entitled to one vote for each share held of record, and the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the California General Corporation Law or by the Articles of Incorporation.

             2.7.2 VOICE VOTING; WRITTEN BALLOTS. Voting at meetings of the shareholders may be by voice vote or by ballot except that, in any election of directors, voting must be by written ballot if voting by ballot is requested by any shareholder entitled to vote.

             2.7.3 CUMULATIVE VOTING. Voting for the election of directors shall be by cumulative voting if the names of candidates for directors have been placed in nomination before the commence ment of voting and any shareholder entitled to vote in the election has given notice at the meeting of an intention to cumulate votes, before the voting has commenced. Should the election of directors be by cumulative voting, the shareholders entitled to vote at such election shall be entitled to cumulate their votes to the extent and in the manner provided by Section 708 of the California General Corporation Law.

         2.8 VOTING BY PROXY.

             2.8.1 FORM AND USE OF PROXIES. Every shareholder entitled to vote, or to execute consents, may do so either in person, by telegram, or by written proxy in a form as provided in, and executed in accordance with the applicable provisions of the California General Corporation Law. Proxies must be filed with the Secretary or an Assistant Secretary of the Corporation.

             2.8.2 VALIDITY OF PROXIES. The validity of a proxy tendered on behalf of a shareholder, and any revocation thereof, shall be determined in accordance with the provisions of Section 705 of the California General Corporation Law.

         2.9 INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as Inspectors of Election at such meeting or any adjournment thereof. If no Inspectors of Election are appointed or if an appointment is vacated by an Inspector who fails to appear or fails or refuses to act, the Chairperson of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment or fill such vacancy at the meeting. The number of Inspectors shall be as prescribed by and shall have the duties set forth in Section 707(a) of the California General Corporation Law. Inspectors shall have the authority and duties set forth in Sections 707(b) and 707(c) of the California General Corporation Law.

        2.10 SHAREHOLDER ACTION WITHOUT A MEETING.

             2.10.1 WRITTEN CONSENTS. Unless otherwise provided in the Articles of Incorporation, any action which may be taken at any annual or special meeting of the shareholders, other than the election of directors, may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote thereon were present and voted.

             2.10.2 NOTICE OF WRITTEN CONSENT. Unless the consents of all shareholders entitled to vote have been solicited in writing, prompt notice of any corporate action approved by shareholders without a meeting by less than unanimous written consent shall be given, in accordance with Section 601(b) of the California General Corporation Law, to those shareholders entitled to vote who have not consented in writing. Such notice must be given at least ten (10) days before the consummation of any action authorized by such approval if the action involves (i) a contract or other transaction with an interested director, governed by Section 310 of the California General Corporation Law, (ii) the indemnification of any present or former agent of the corporation within the meaning of Section 317 of the California General Corporation Law, (iii) any reorganization within the meaning of the California General Corporation Law, or
(iv) a plan of distribution in dissolution other than in accordance with the rights of any outstanding preferred shares as provided in California General Corporation Law Section 2007.

             2.10.3 ELECTION OF DIRECTORS BY WRITTEN CONSENT. A director may be elected at any time to fill a vacancy (other than a vacancy resulting from the removal of a director) not filled by the Board by the written consent of persons holding a majority of the outstanding shares entitled to vote for the election of directors, and any required notice of any such election shall promptly be given as provided in Section 2.5.2, above. Directors may not otherwise be elected without a meeting unless a consent in writing, setting forth the action so taken, is signed by all of the persons who would be entitled to vote for the election of directors.

3.       DIRECTORS OF THE CORPORATION

         3.1 POWERS OF DIRECTORS. Subject to the limitations of the Articles of Incorporation, the Bylaws, and the California General Corporation Law as to action requiring the authorization or approval of the shareholders, the outstanding shares, or less than a majority vote of the preferred shares, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by, the Board of Directors. The Board may delegate the management of the day-to-day operation of the business to a management company or other person, provided that the business and the affairs of the Corporation shall be managed, and all corporation powers shall be exercised under, the ultimate direction of the Board.

         3.2 NUMBER AND QUALIFICATION OF DIRECTORS.

             3.2.1 AUTHORIZED NUMBER. The number of directors who may be authorized to serve on the Board of Directors of the Corporation shall be no less than seven (7) nor more than thirteen (13). Until a different number within the foregoing limits is specified in an amendment to this Section 3.2.1 duly adopted by the Board of Directors or the shareholders, the exact number of authorized directors shall be nine (9).

             3.2.2 CHANGE IN AUTHORIZED  NUMBER.  Within the limits specified in
Section 3.2.1, above, a change in the exact number of authorized directors of the Corporation may be made by an amendment to said Section 3.2.1 duly approved by the Board of Directors or the shareholders. A change in the minimum or maximum number of directors who may be authorized to serve on the Board of Directors, or a change from a variable to a fixed Board, may be made only by amendment of the Articles of Incorporation or by a Bylaw amending this Section
3.2 duly adopted by the vote or written consent of the holders of a majority of the outstanding shares entitled to vote.

             3.2.3 RESIDENCY QUALIFICATION. No person shall be qualified to serve as a director of this Corporation who is not a resident of the County of Santa Barbara, California.

             3.2.4 STATUTORY MINIMUM. Notwithstanding any other provision of these Bylaws, pursuant to Section 680 of the Califor nia Financial Code, at no time may the number of directors of this Corporation be less than five (5).

         3.3 ELECTION OF DIRECTORS; TERM.

             3.3.1 TERM OF OFFICE. The directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

             3.3.2 REDUCTION IN NUMBER OF DIRECTORS. No reduction in the authorized number of directors shall have the effect of removing any director prior to the expiration of that director's term of office.

         3.4 RESIGNATION AND REMOVAL OF DIRECTORS.

             3.4.1 RESIGNATION. Any director may resign by giving written notice of resignation to the Chairperson of the Board, if any, or to the President, the Secretary or the Board of Directors. If any director tenders a resignation to take effect at a future time, the Board or the shareholders shall have the power to elect a successor to take office at such time as the resignation shall become effective.

             3.4.2 REMOVAL. The entire Board of Directors, or any individual director, may be removed from office in the manner provided by the California General Corporation Law.

         3.5 VACANCIES ON BOARD OF DIRECTORS.

             3.5.1  EVENTS  CREATING  VACANCIES.  A  vacancy  in  the  Board  of
Directors shall be deemed to exist in the case of the death, resignation or removal of any director, if a director has been declared of unsound mind by order of Court or convicted of a felony, if the authorized number of directors is increased, or if the shareholders shall fail, either at a meeting at which an increase in the number of directors is authorized or at an adjournment thereof, or at any other time, to elect the full number of authorized directors.

             3.5.2 FILLING OF VACANCIES ON BOARD. Vacancies in the Board of Directors, except for a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, whether or not less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified. A vacancy created by the removal of a director may be filled only by a vote of the majority of the shares entitled to vote at a duly held meeting of the shareholders, or by the unanimous written consent of the holders of the outstanding shares entitled to vote. The shareholders may at any time elect directors to fill any other vacancies not filled by the directors and any such election made by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

         3.6 NOMINATION OF DIRECTORS.

             3.6.1 AUTHORITY TO MAKE NOMINATIONS. Nominations for directors may be made by the Board of Directors or by any holder of record of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors.

             3.6.2 NOMINATION PROCEDURE. At annual meetings and special meetings of the shareholders called by the Board of Directors, nominations for directors, other than those approved by the Board of Directors of the Corporation, shall be made in writing and shall be delivered or mailed to the Secretary of the Corpora tion at its principal place of business not less than fourteen (14) days nor more than fifty (50) days prior to scheduled date of the meeting; provided, however, that if less than twenty-one (21) days' notice of the meeting is given to the shareholders, such nominations shall be mailed or delivered to the Secretary of the Corporation not later than the close of business on the seventh
(7th) day following the day on which notice of the meeting was mailed to the shareholders. Any such notification shall (a) be accompanied by a written statement signed and acknowledged by the nominee consenting to his or her nomination and agreeing to serve as director if elected by the shareholders, and
(b) shall contain the following information, to the extent known to the nominating shareholder:

                 A. The name and address of each proposed nominee;

                 B. The total number of shares of capital stock of the Corporation expected to be voted for each proposed nominee;

                 C. The principal occupation of each proposed nominee;

                 D.  The  name  and   residence   address   of  the   nominating
shareholder; and

                 E. The number of shares of capital stock of the Corporation owned by the nominating shareholder.

             3.6.3 DEFECTIVE NOMINATIONS. Nominations not made in accordance with this Section 3.6 may be disregarded by the Chairperson of the meeting, at his or her discretion, and upon the instructions of the Chairperson, the inspectors of the election may disregard any votes cast for any such nominee.

             3.6.4 EXCEPTIONS. The provisions of this Section 3.6 shall apply only to nominations for directors who are to be elected at the annual meeting or any special meeting of shareholders called by the Board of Directors, and this Section shall not apply to (a) nominations for directors who are to be elected at a special meeting of shareholder properly called by the shareholders at which directors are to be elected pursuant to Section 305 of the California
Corporations Code to fill a vacancy on the Board of Directors, or (b) the election of directors by the written consent of the shareholders pursuant to
Section 603 of the California Corporations Code.

         3.7 MEETINGS OF THE BOARD OF DIRECTORS.

             3.7.1 PLACE OF MEETING. Meetings of the Board of Directors shall be held at the principal executive office of the Corporation, or at such other place as may be designated from time to time by resolution of the Board of Directors or as may be designated in the notice of the meeting. Pursuant to
Section 683 of the California Financial Code, all regular meetings of the Board of Directors shall be held within the State of California, unless pursuant to written consent of all members of the Board, in accordance with said Section 683.

             3.7.2 ANNUAL MEETINGS. An annual meeting of the Board of Directors shall be held without notice at the place of the annual meeting of shareholders immediately following the adjourn ment of the annual shareholders meeting for the purpose of organizing the Board, electing any officers desired to be elected, and transacting such other business as may properly come before the meeting.

             3.7.3 OATHS OF OFFICE. Pursuant to Section 682 of the California Financial Code, each director, upon taking office, shall make art oath or affirmation that he will administer the affairs of the Corporation diligently and honestly, so far as the duty devolves upon him, and that he will not knowingly violate or willfully permit to be violated any of the provisions of law applicable to the Corporation. Such oath shall be subscribed by the director, shall be certified by the officer before whom it is taken, and shall be immediately filed with the Superintendent of Banks.

             3.7.4 REGULAR MEETINGS. Other regular meetings of the Board of Directors, beyond the annual meetings, shall be held without notice at such time as may be designated from time to time by resolution of the Board of Directors. Pursuant to Section 683 of the California Financial Code, which requires that regular meetings of boards of directors shall be held not less than once each calendar quarter, regular meetings of the Board of Directors of this Corporation shall be held monthly.

             3.7.5 SPECIAL MEETINGS; NOTICES.

                   A. Special meetings of the Board of Directors may be called for any purpose at any time by the Chairperson of the Board, the President, the Secretary, or by any two (2) directors. Special meetings may also be called by the California Superinten dent of Banks, pursuant to and in accordance with
Section 684 of the California Finance Code.

                   B. Notice of the time and place of special meetings shall be delivered or communicated personally to each director by telephone, or by telegraph or mail, charges prepaid, addressed to each director at the address of that director as it is shown upon the records of the Corporation, or if such address is not readily ascertainable, at the place in which the meetings of the directors are regularly held. Notice by mail shall be deposited in the United States mail at least four (4) days prior to the scheduled time of the meeting and shall be deemed given when so deposited. Notice by telegraph shall be delivered to the telegraph company at least forty-eight (48) hours prior to the scheduled time of the meeting and shall be deemed given when so delivered. Should notice be delivered personally or by telephone, it shall be so delivered at least twenty-four (24) hours prior to the scheduled time of the meeting. Notice given by mail, telegraph or by delivery in person within the time provided by this Section shall be due, legal and personal notice to the director to whom it is directed. Any oral notice given within the time provided by this Section shall be due, legal and personal notice if communicated to a person at the office of the director for whom intended in the reasonable belief that such person will promptly communicate such notice to that director.

             3.7.6 CONFERENCE TELEPHONE MEETINGS. Any meeting, regular or special, may be held by conference telephone or similar communications equipment as long as all directors participating in the meeting can hear one another, and any such participation shall constitute presence in person at the meeting.

             3.7.7 WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as action taken at a meeting regularly called and noticed if all the directors are present and sign a written waiver of notice and consent to holding such meeting, or if a majority of the directors are present and all directors either before or after the meeting, sign a written waiver of notice, or a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting need not be given to a director who attends the meeting without protesting the lack of notice to such director, either prior thereto or at the commencement of such meeting.

             3.7.8 QUORUM REQUIREMENTS. A majority of the exact number of authorized directors fixed in, or by the Board of Directors pursuant to Section 3.2.1, shall be necessary to constitute a quorum for the transaction of business (other than to adjourn) and the action of a majority of the directors present at a meeting duly held at which a quorum is present shall be valid as the act of the Board oaf Directors unless et greater number is required by the Articles of Incorporation, these Bylaws, or the California General Corporation Law. A meeting at which a quorum initially is present may continue to transact business, notwith standing the withdrawal of one or mare directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

             3.7.9 ADJOURNED MEETINGS. A majority of the directors present, whether or not a quorum, may adjourn from time to time by fixing a new time and place prior to taking adjournment, but if any meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given, prior to the reconvening of the adjourned meeting, to any directors not present at the time the adjournment was taken.

         3.8 DIRECTOR ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to that action. Each such written consent shall be filed with the minutes of the proceedings of the Board, and shall have the same force and effect as a unanimous vote of the directors.

         3.9 COMMITTEES OF DIRECTORS.

             3.9.1 APPOINTMENT OF COMMITTEES. The Board of Directors, by resolutions adopted by a majority of the authorized number of directors, shall establish such committees as may be necessary to comply with rules or regulations of the Superintendent of Banks of the State of California, and it may establish one or more such other committees as it may deem necessary or appropriate. Each such committee shall consist of two or more directors and shall serve at the pleasure of the Board. The Board may also designate one or more alternate directors to replace any absent committee members at any meeting of a committee.

             Such committees shall include, but need not be limited to, an Executive Committee, a Loan Committee, an Investment Committee, an Audit Committee, a Trust Investment Committee and a Trust Audit Committee. The Board of Directors may delegate to any such committee any of the powers and authority of the Board of Directors in the business and affairs of the Corporation, except those powers specifically reserved to the Board of Directors by the provisions of Section 311 of the California General Corporation Law and such other powers as may be permitted or required by applicable state or federal law or regulation, including without limitation the rules and regulations of the California Superintendent of Banks, to be exercised solely by the Board of Directors.

             3.9.2 THE EXECUTIVE COMMITTEE. There shall be a standing Committee of this Corporation known as the Executive Committee, appointed annually by the Board, consisting of at least three (3) and no more than five (5) Directors including the Chairperson of the Board and the President. The function of this Committee, subject to the Board, shall be to meet between regularly scheduled meetings of the full Board to dispose promptly of routine matters or matters pertaining to Section 7 of these Bylaws. The Executive Committee shall have the authority of the Board, except with respect to:

                   A. Approval of any action which requires shareholders' approval or approval of outstanding shares.

                   B. Filling of vacancies on the Board or in any Committee.

                   C. Fixing of compensation of the Directors for serving on the Board or on any Committee.

                   D. The amendment or repeal of Bylaws or the adoption of new Bylaws.

                   E. The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable.

                   F. A distribution to the shareholders of the Corporation except at a rate or in a periodic amount or within a rate or in a periodic amount or within a price range determined by the Board.

                   G. The appointment of other committees of the Board or the members thereof.

No committee shall have the power to take final action with respect to any foregoing matter, but the Executive Committee may review and present any such matter to the Board with a recommendation for adoption.

             3.9.3 OTHER COMMITTEES. In addition to the above, the Board may appoint, from time to time, such other committees of the Corporation, which may but need not be limited to members of the Board of Directors, for such purposes as the Board may determine; provided, however, that any such committee which is composed in whole or in part of nondirectors shall be authorized only to present matters to the Board with recommendations for action, but shall not have authority of the Board to act without subsequent specific action and approval on the part of the Board.

             3.9.4 MEETINGS AND ACTIONS OF COMMITTEES. Meetings of committees shall be held and actions of committees shall be taken in the same manner as is provided by these Bylaws for meetings of directors, except that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by the members of the committee. Alternate committee members shall be entitled to attend all committee meetings and to receive notice of special meetings of the committee. The Board of Directors may adopt rules for the governing of any committee not inconsistent with the provisions of these Bylaws.

4. OFFICERS OF THE CORPORATION

         4.1 PRINCIPAL OFFICERS. The principal officers of the Corporation shall consist of a President, a Secretary and a Chief Financial Officer. At the discretion of the Board of Directors, the Corporation may also appoint a Chairperson of the Board, a Vice Chairperson of the Board, one or more Vice-Presidents or Assistant Vice-Presidents, and such subordinate officers pursuant to Section 4.3 of these Bylaws as the Board may deem appropriate.

         4.2 ELECTION QUALIFICATION AND TENURE.

             4.2.1 ELECTION OF OFFICERS. After their election, the Board of Directors shall meet and organize by electing a Chairperson of the Board, a President, a Secretary and a Chief Financial Officer, and such additional officers provided by these Bylaws as the Board of Directors shall determine to be appropriate. Any two or more offices may be held by the same person. The Chairperson and the President shall be members of the Board of Directors, and any other officers may be, but need not be, members of the Board of Directors.

             4.2.2 TERM OF EMPLOYMENT. Each officer of this Corporation shall serve at the pleasure of the Board of Directors, subject, however, to any rights of an officer under any contract of employment with the Corporation.

         4.3 SUBORDINATE OFFICERS. Subordinate officers, including Assistant Vice-Presidents, Assistant Secretaries, Treasurers and Assistant Treasurers, Trust Officers, Assistant Cashiers, Managers and Assistant Managers of Branches, and such other officers or agents as the business of the Corporation may require, may from time to time be appointed by the Board of Directors, the President, or by any officer empowered to do so by the Board of Directors, and shall have such authority and shall perform such duties as are provided in the Bylaws or as the Board of Directors or the President may from time to time determine.

         4.4 RESIGNATION AND REMOVAL OF OFFICERS.

             4.4.1 REMOVAL. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in the case of an officer appointed by the Board of Directors, by any officer upon whom the power of removal has been conferred by the Board of Directors.

             4.4.2 RESIGNATION. Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary or an Assistant Secretary of the Corporation. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein, and unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.

             4.4.3 CONTRACTUAL OBLIGATIONS. The resignation or removal of art officer shall not prejudice the rights of the Corporation or of the officer under any contract of employment between the officer and the Corporation.

         4.5 VACANCIES IN OFFICES. Any vacancy in an office occurring because of (death, resignation, removal, disqualification or any other cause may be filled by the Board of Directors at any regular or special meeting of the Board, or in such manner as may otherwise be prescribed in the Bylaws for regular appointment to the vacant office.

         4.6 RESPONSIBILITIES OF OFFICERS.

             4.6.1 CHAIRPERSON OF THE BOARD. The Chairperson of the Board shall preside at all meetings of the shareholders and of the Board of Directors, and shall have such other powers and duties as from time to time shall be prescribed by the Board of Directors. If there is no President, the Chairperson of the Board, if any, shall be the Chief Executive Officer and general manager of the Corporation and shall have the powers and duties prescribed in Section 4.6.2, below.

             4.6.2 PRESIDENT. The President shall be the general manager of the Corporation and, subject to the control of the Board of Directors, shall be the chief executive officer of the Corpora tion and shall have general supervision, direction and control of the business and officers of the Corporation. In the absence of the Chairperson of the Board, or if there be none, the President shall preside at all meetings of the shareholders and of the Board of Directors, but shall have no vote at any such meetings unless the President is also a director. The President shall have the general powers and duties of management customarily vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors.

                 4.6.3 CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have such powers and perform such duties as may be prescribed by the Board of Directors and the President and shall, in addition:

                 A. Keep and maintain or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares;

                 B. Deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors; and

                 C. Disburse the funds of the Corporation as may be ordered by the Board of Directors, and render to the President and the directors, whenever they so request, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation.

             4.6.4 TRUST OFFICER. There shall be an officer of this Corporation whose duties shall be to manage, supervise, and direct all the activities of the Toast Division. Such person shall do or cause to be done all things necessary or proper in carrying on the business of the Trust Division in accordance with provisions of California State Laws and applicable regulations and shall act pursuant to opinion of counsel where such opinion is (deemed necessary. Opinions of counsel shall be retained on file in connection with all important matters pertaining to fiduciary activities. The Trust Officer shall be responsible for all assets and documents held by the Corporation in connection with fiduciary matters.

             4.6.5 EXECUTIVE OFFICERS. The Board may appoint one or more Executive Officer who will have at least the title of Executive Vice President or Senior Vice President. In the absence or the disability of the President, the Executive Officer in order of his/her rank as fixed by the Board, or if no such designation is made by the Board of Directors, or the Bylaws, the Executive Officer designated by the President shall perform the duties and exercise the powers of the President, and shall perform such other duties and have such other powers as the Board shall prescribe.

             4.6.6 VICE-PRESIDENTS. In the absence or the disability of the President, and the Chairperson of the Board, if any, the Vice-Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice-President designated by the President, shall perform the duties and exercise the powers of the President and when so acting shall have all of the powers of and shall be subject to all of the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors and the President shall prescribe.

             4.6.7 SECRETARY. The Secretary shall have such powers and shall perform such duties as may be prescribed by the Board of Directors and the President and shall, in addition:

                 A. Keep, or cause to be kept, at the principal executive office or such other place as the Board of Directors may order, a book of all minutes of all of the proceedings of its shareholders and the Board of Directors and committees of the Board, with the time and place of holding of meetings, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof;

                 B. Keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent, at share register or a duplicate share register, showing classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation; and

                 C. Give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the Bylaws or by law to be given; and

                 D. Keep the seal of the Corporation if one be adopted, and affix the seal to all documents requiring a seal.

             4.6.8 ASSISTANT SECRETARY. The Assistant Secretary, if provided for and appointed, shall have all the rights, duties, powers and privileges of the Secretary and may act in the place and stead of the Secretary whenever necessary or desirable.

             4.6.9 AUDITOR. The Board of Directors shall appoint an Auditor who is solely responsible to the Board and who shall from time to time examine the various departments of the Bank, verify its assets and liabilities, and compare the same with the balance on the General Ledger for the purpose of ascertaining whether or not the books are correctly kept and maintained, and further, that the condition of the Bank corresponds therewith.

5.       COMPENSATION; INDEMNIFICATION; FIDELITY BOND

         5.1 DIRECTORS' FEES AND EXPENSES.

             5.1.1 COMPENSATION. Directors and committee members may receive such compensation, if any, for their services, and may be reimbursed for expenses incurred by them on behalf of the Corporation, in the manner and to the extent provided in resolutions duly adopted by the Board of Directors.

             5.1.2 OFFICER COMPENSATION. This Section 5.1 shall not, preclude any director from also serving as an officer, employee or agent of the Corporation and receiving compensation from the Corporation for such services.

         5.2 COMPENSATION OF OFFICERS. The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors or by the President, subject to any rights of the officer pursuant to any employment contract between that officer and the Corporation.

         5.3 INDEMNIFICATION OF AGENTS.

             5.3.1 RIGHT TO INDEMNIFY. The Corporation shall have the power and authority to indemnify any director, officer, committee member or other representative, employee or agent of the Corporation (as that latter term is defined in Section 317 of the California General Corporation Law) in the manner and to the maximum extent provided in Section 317 of the California General Corporation Law. The indemnification provided for by this Section shall not be deemed exclusive of any other rights which those seeking indemnification may have including, but not limited to, any rights granted under any agreement, insurance policy, or a vote of shareholders or disinterested directors.

             5.3.2 LIABILITY INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any of its directors, officers, employees or agents insuring against liability asserted against or incurred by any such person in such capacity, whether or not the Corporation would be empowered to indemnify such person under the provisions of this Section 5.

             5.3.3 FIDELITY BOND. Each officer and employee of this Corporation shall give bond of suitable amount with security to be approved by the Board of Directors, conditioned for the honest and faithful discharge of the duties of such officer or employee. At the discretion of the Board, such bonds may be schedule or blanket form, and the premiums shall be paid by the Corporation. The amount of such bonds, the form of coverage, and the name of the company providing the surety therefore shall be reviewed by the Board each year at the first regular meeting of the Board following the Organization meeting of the new board or upon the annual renewal date of the band. Action shall be taken by the Board at that time approving the amount of the bond to be provided for the ensuing year.

6. CORPORATE RECORDS AND REPORTS

         6.1 CORPORATE RECORDS. The Corporation shall keep and maintain all of the books and records required by this Section 6.1.

             6.1.1 RECORD OF SHAREHOLDERS. A record of shareholders of the Corporation, giving the names and addresses of all shareholders and the number and class of shares held by each of them, shall be kept at the Corporation's principal executive office, or at the office of its transfer agent or registrar if one be appointed. The records of the Corporation's shareholders shall be open to the shareholders for inspection in the manner and to the extent provided by
Section 1600 of the California General Corporation Law.

             6.1.2 CORPORATE BYLAWS. The original or a copy of these Bylaws, as amended to date, shall be kept at the principal executive office of the Corporation or, if such office is not in the State of California, at its principal business office in California, and shall be open to inspection by the shareholders at any reasonable time during regular business hours. If the Corporation has no principal executive or business office in California, the Secretary shall furnish a copy of the Bylaws, as amended to date, to any shareholder who makes a written request to inspect the Bylaws.

             6.1.3 MINUTES AND ACCOUNTING RECORDS. Accounting books and records of the business and properties of the Corpora tion, and minutes of the proceedings of its shareholders, the Board of Directors and its committees shall be kept at the principal executive office of the Corporation or at such other location as may be fixed by the Board of Directors from time to time. All such minutes, accounting books and records shall be open to inspection upon the written request of a shareholder at any reasonable time during regular business hours for a purpose reasonably related to the interests of the requesting shareholder in accordance with the provisions of Section 1601 of the California General Corporation Law.

         6.2 INSPECTION OF BOOKS AND RECORDS.

             6.2.1 INSPECTION BY DIRECTORS. Every director shall have the absolute right to inspect all books, records and documents of the Corporation and each of its subsidiaries, and to inspect their respective properties, in the manner provided by Section 1602 of the California General Corporation Law.

             6.2.2 EXERCISE OF INSPECTION RIGHT. Shareholders and directors may exercise their right of inspection either in person or by an agent or attorney acting on their behalf. The right to inspect any records or books of the Corporation shall include also the right to copy and to make extracts of such books and records.

         6.3 ANNUAL REPORT TO SHAREHOLDERS. If at any time and for so long as the Corporation shall have more than 100 shareholders of record (determined as provided in Section 605 of the General Corporation Law), the Board of Directors of the Corporation shall cause an annual report to be prepared and delivered to shareholders in accordance with the provisions of Section 1501 of the California General Corporation Law, within the timeframe required by that Section. If no annual report for a previous fiscal year was sent to shareholders, the Corporation shall, upon the written request of any shareholder made more than 120 days after the close of that fiscal oar, deliver or mail to the person making the request within 30 days thereafter the financial statements required by Section 1501(a) of the California General Corporation Law.

         6.4 FINANCIAL STATEMENTS.

             6.4.1 RIGHT TO OBTAIN FINANCIAL STATEMENT. Upon the written request of any one or more shareholders holding at least five percent (5%) of the outstanding shares of any class of its stock, the Corporation shall furnish an income statement for the Corporation's most recent fiscal year ended more than one hundred and twenty (120) days prior to the date of the request, and for the most recent interim quarterly or semiannual period ended more than thirty (30) days prior to the date of the request. The Chief Financial Officer shall cause the requested income statements to be prepared, if not previously prepared, and delivered to any requesting shareholder entitled to do so within thirty (30) days after receipt of any such request.

             6.4.2 CONTENTS OF FINANCIAL STATEMENT. If an annual report for the last fiscal year has not been sent to shareholders, the income statement prepared by the Corporation at the request of shareholders entitled to do so shall be accompanied by a balance sheet as of the end of that period and a statement of changes in financial position for the fiscal year.

         6.5 AUDIT. The quarterly income statements and balance sheets referred to in Sections 6.3 and 6.4, above, shall be accompanied by the report, if any, of any independent accountants engaged by the Corporation or by a certificate of an authorized officer of the Corporation that the income statements and balance sheets were prepared without audit from the books and records of the Corporation.

7. EMERGENCY PREPAREDNESS

         7.1 EMERGENCY PROCEDURES. The following emergency bylaws shall be operative during any emergency resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action.

             7.1.1 MEETING OF BOARD. A meeting of the Board of Directors or any committee thereof may be called by an officer or director giving notice only to such of the directors or members as it m be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio.

             7.1.2 QUORUM REQUIREMENTS. During such an emergency, the quorum requirement for all meeting of the Board of Directors and any committee shall be one-third of the members, subject to the provisions of Section 2.

             7.1.3 BOARD VACANCIES. During such an emergency, vacancies on the Board of Directors may be filled as follows:

                 A. By majority vote of the members of a meeting where a quorum is present; or

                 B. If no such meeting can be held because a quorum cannot be assemble, then those members who can assemble may, by majority vote, elect new members.

                 C. If but one member can be found, then he may appoint new members.

                 D. If no member can be found, then the Chief Executive Officer or Acting Chief Executive Officer may appoint new members.

             7.1.4 ACTING CHIEF EXECUTIVE OFFICER. During such an emergency, during any period the Chief Executive becomes incapaci tated, cannot be located, or otherwise is unable to perform his duties, succession to the powers of the Chief Executive Officer as Acting Chief Executive Officer shall occur in the following order:

                            Executive Vice President

         Priority within rank shall be set by seniority in the ranking office; should seniority in office date from the same day, then seniority of age shall be determinative.

             7.1.5 AUTHORITY OF CHIEF EXECUTIVE OFFICER. Subject to the powers of the Board of Directors or Executive Committee as provided herein, during such an emergency the Chief Executive Officer or Acting Chief Executive Officer shall have all authority necessary to protect the interest of the organization and shall also have such additional express powers as may be determined by the Board of Directors.

             7.1.6 APPLICATION OF REGULAR BYLAWS. To the extent not inconsistent with this emergency bylaw, the bylaws shall remain in effect during any emergency, and upon its termination this emergency bylaw shall cease to be operative and the authority to act as an officer or director shall be determined by other bylaws, except that directors elected or appointed pursuant to this bylaw shall remain as directors to the extent that vacancies have been caused by death or incapacity of regular directors until their successors have been appointed or elected.

             7.1.7 TERMINATION OF EMERGENCY STATUS. Any emergency condition which causes this bylaw to become operative shall be deemed to be terminated whenever the following conditions are met:

                 A. The emergency directors determine at a meeting that the emergency condition is over; or

                 B. A majority of the directors elected or appointed pursuant to the regular bylaws holds a meeting and determines the emergency condition to be over.

         7.2 POWER OF BOARD TO DELEGATE AUTHORITY. During such emergency the Board shall have the power, in the absence or disability of any officer, or upon the refusal of any officer to act, to delegate and prescribe such officer's powers and duties to any other officer, or to any Director. In the event of a state of emergency of sufficient severity to prevent the conduct and management of the affairs and business of this Corporation by its Directors and officers as contemplated by these Bylaws, any two (2) or more available members of the then incumbent Executive Committee shall constitute a quorum of that committee for the full conduct and management of the affairs and business of this Corporation in accordance with these Bylaws and in addition, such committee shall be empowered to exercise all the powers reserved for the Trust Audit & Investment committees. In the event of the unavailability, at such time, of a minimum of two (2) members of the then incumbent Executive Committee, any three (3) available Directors shall constitute the Executive Committee for the full conduct and management of the affairs and business of this Corporation in accordance with the foregoing provisions of this Section. The power bestowed on the Executive Committee is limited to the absence of a quorum of the Board of Directors during a time of emergency or disaster. Notwithstanding the foregoing, the powers of any Committee of the Board shall be subject to the restrictions and limitations of
Section 311 of the California Corporations Code.

         7.3 EMERGENCY OFFICE LOCATIONS. The office of the bank in which business shall be conducted shall be the head office located at 20 East Carrillo Street, Santa Barbara, California and at any other legally authorized location which may be leased or acquired by this bank to carry on its business. During an emergency resulting in an authorized place of business of this bank being unable to function, the business ordinarily conducted at such location shall be relocated elsewhere in suitable quarters, in addition to or in lieu of the location previously mentioned, as may be designated by the Board of Directors or the Executive Committee or by such persons as are then, in accordance with resolutions adopted from time to time by the Board of Directors dealing with the exercise of authority in time of such emergencies, conducting the affairs of this bank. Any temporarily relocated place of business of this bank shall be returned to its legally authorized location as soon as practicable and such temporary place of business shall then be discontinued. Any such office closing and/or emergency relocation shall be conducted in accordance with the applicable provisions of the California Financial Code, and the regulations of the Superintendent of banks promulgated thereunder, including specifically but without limitation, the provisions of the Bank Extraordinary Situation Closing Act (California Financial Code Section 3600, et. seq.).

8. CERTIFICATES AND TRANSFER OF SHARES

         8.1 CERTIFICATES FOR SHARES.

             8.1.1 FORM OF CERTIFICATE. Certificates for shares shall be in such form as the Board of Directors may prescribe, certifying the number of shares and the classes or series of shares owned by the shareholder, and containing a statement setting forth the office or agency of the Corporation from which the shareholder may obtain, upon request and without charge, a copy of the statement of any rights, preferences, privileges, and restrictions granted to or imposed upon each class or series of shares autho rized to be issued and upon the holders thereof, and any other legend or statement as may be required by Section 418 of the California General Corporation Law and the Federal and California corporate securities laws. Notwithstanding the foregoing provi sions of this Section 7.1.1, the Board of Directors may adopt a system of issuance, recordation and transfer of the Corporation's shares by electronic or other means not involving any issuance of certificates, provided such system complies with the California General Corporation Law.

             8.1.2 OFFICER SIGNATURES. Every certificate for shares shall be signed in the name of the Corporation by the Chairperson of the Board or by the President or Vice-President and the Chief Financial Officer or Assistant Chief Financial Officer or the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be by facsimile.

         8.2 TRANSFER OF SHARES ON BOOKS. Upon surrender to the Secretary or an Assistant Secretary or to the transfer agent of the Corporation of a certificate for shares duly endorsed or accompa nied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         8.3 LOST OR DESTROYED CERTIFICATES. A new certificate may be issued without the surrender and cancellation of a prior certificate that is lost, apparently destroyed or wrongfully taken when: (a) the request for the issuance of a new certificate is made within a reasonable time after the owner of the prior certificate has notice of its loss, destruction or theft; and (b) such request is received by the Corporation prior to its receipt of notice that the prior certificate has been acquired by a bona fide purchaser; and (c) the owner of the prior certificate gives an indemnity bond or other adequate security sufficient in the judgment of the Board of Directors to indemnify the Corporation against any claim, expense or liability resulting from the issuance of a new certifi cate. Upon the issuance of a new certificate, the rights and liabilities of the Corporation, and of the holders of the old and new certificates, shall be governed by the provisions of Sections 8104, 8404 and 8405 of the California Commercial Code.

         8.4 TRANSFER AGENT AND REGISTRARS. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be banks or trust companies, either domestic or foreign, at such times and places as the Board of Directors determines to be appropriate.

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
9.       GENERAL CORPORATE AND MISCELLANEOUS MATTERS

         9.1 CORPORATE SEAL. The Board of Directors may, in its discretion, adopt a corporate seal, circular in form and having inscribed thereon the name of the Corporation and the date and state of its incorporation.

         9.2 RECORD DATE. The Board of Directors may fix, in advance, a record date for the purpose of determining shareholders entitled to notice of and to vote at any meeting of shareholders, to consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or other distribution or allotment of any right, to exercise rights with respect to any change, conversion or exchange of shares, or to exercise any rights with respect to any other lawful action. The record date so fixed shall not be more than sixty (60) days prior to any event for the purpose for which it is fixed, and shall not be less than ten (10) days prior to the date of any meeting of the shareholders. If no such record date is fixed by the Board of Directors, then the record date shall be that date prescribed by Section 701 of the California General Corporation Law.

         9.3 VOTING OF SHARES IN OTHER CORPORATIONS. Shares standing in the name of this Corporation may be voted or represented and all rights incident thereto may be exercised on behalf of the Corpora tion by the President or, if he is unable or refuses to act, by a Vice-President or by such other person as the Board of Directors may designate.

         9.4 DEFINITIONS AND INTERPRETATION. Unless the context requires otherwise, these Bylaws and the words and phrases included in them shall be construed and interpreted in accordance with the general provisions, rules of construction and definitions in the California general Corporation Law. Unless expressly provided otherwise, every reference in these Bylaws to the provisions of the California General Corporation Law shall refer to such provisions as they exist from time to time, or to any successor provision thereto.

         9.5 BANKING HOURS. The Management of the Corporation shall have the authority as delegated by the Board to set the banking hours of this Corporation as deemed necessary to perform the necessary functions, in conformance with all applicable laws and regulations of the United States and the State of California.

         9.6 EXECUTION OF INSTRUMENTS. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declara tions, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation by the Chairperson of the Board President, or any Executive Officer, or the Secretary, or the Chief Financial Officer, or, if in connection with exercise of fiduciary powers of this Corporation, by any of said officers or by any Trust Officer. Any such instruments may also be executed, acknowledged, verified, delivered or accepted in behalf of the Corporation in such manner and by such other officers as the Board may from time to time direct.

         9.7 TRUST RECORDS. There shall be maintained in the Trust Division a file containing (a) original instruments creating each trust, or properly authenticated copies thereof, (b) properly receipted vouchers evidencing payments and distributions under each trust, (c) properly evidenced reports to courts or other accounting for trusts, and (d) copies of all court orders in connection with trust matters.

10.      AMENDMENT TO BYLAWS

         10.1 AMENDMENTS BY SHAREHOLDERS. These Bylaws may be repealed or amended, or new Bylaws may be adopted, by the affirma tive vote of a majority of the outstanding shares entitled to vote, or by the written consent of shareholders entitled to vote such shares, subject however, to the restrictions on such amendments imposed by the California General Corporation Law, other applicable state or federal law, the Articles of Incorporation, or other provisions of these Bylaws.

         10.2 AMENDMENT BY DIRECTORS. Subject to the right of shareholders as provided in Section 9.1 to adopt, amend or repeal Bylaws, and subject to Section 212 of the California Corporations Code, the Board of Directors may adopt, amend or repeal Bylaws; provided, however, that no Bylaw or amendment changing the maximum or minimum number of directors of the corporation, or changing the number of authorized directors from a fixed to a variable number or vice versa, shall be adopted other than in the manner provided by Section 3.2 of these Bylaws.


         10.3 RECORD OF AMENDMENTS. Any amendment or new Bylaw adopted by the shareholders or the Board of Directors shall be copied in the appropriate place in the minute book with the original Bylaws, and the repeal of any Bylaw shall be entered on the original Bylaws together with the date and manner of such repeal. The original or a copy of the Bylaws as amended to date shall be open to inspection by the shareholders at the Corpora tion's principal office in California at all reasonable times during office hours.


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
         10.4 FILING OF AMENDMENTS. A copy of any amendment to these Bylaws, certified by the Corporate Secretary or Assistant Secretary, shall be forwarded for filing to the California Superintendent of Banks immediately after adoption. Any such amendment shall become effective only AFTER approved by the Superintendent, pursuant to Section 601 of the California Finance Code.

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
                            CERTIFICATE OF SECRETARY

KNOW ALL PERSONS BY THESE PRESENTS:

         The undersigned, being the Secretary of SANTA BARBARA BANK & TRUST, a California corporation (the "Corporation"), does hereby certify that the foregoing Bylaws were duly adopted by the Board of Directors of the Corporation at a meeting thereof duly called and held on the 18TH day of DECEMBER , 1991.

         IN WITNESS WHEREOF, the undersigned has executed this certificate and affixed the seal of the Corporation on this _____ day of DECEMBER , 1991.

                                       /S/
                                       -----------------------------------------
                                       Jay D. Smith, Corporate Secretary

(SEAL)

                                      -28-